FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date of Report (date of earliest event reported): December 29, 2005

                     GLOBETEL COMMUNICATIONS CORP.
              (Exact Name of Registrant as Specified in Its Charter)

          Delaware                      0-23532                88-0292161
----------------------------    ------------------------    ----------------
(State or Other Jurisdiction    (Commission File Number)    (I.R.S. Employer
      of Incorporation)                                    Identification  No.)

        9050 Pines Blvd., Suite 110, Pembroke Pines, FL            33024
        -----------------------------------------------            -----
          (Address of Principal Executive Offices)               (Zip Code)

      Registrant's telephone number, including area code: 954-241-0590


            Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Globetel Wireless Corp. a wholly-owned subsidiary of GlobeTel Communications Corp. has entered into an agreement with LLC Internafta, a Russian corporation, whereby Internafta will pay Globetel $600 million to construct and install a communications network in the 30 largest Russian cities. This communications network will utilize Globetel's HotZone 4010 WiMax (802.16e) capable radio. It is intended that this network will provide wireless broadband access, Voice over IP capabilities, DECT functionality, and IPTV capabilities.

The networks will be installed in the cities over a 27-month period. Payments to Globetel are pursuant to a schedule that includes certain milestones. Payments will be made via a Letter of Credit confirmed by a US money center bank. Globetel will not commence construction until the first payment has been made by Internafta. Additionally, Globetel will help operate the Russian networks once constructed and will be a 50/50 joint venture partner with Internafta in the networks' operations.

Item. 7.01

On December 30, 2005 the Globetel issued a press release announcing its entering into an agreement with LLC Internafta for the construction of a wireless broadband network in Russia's 30 largest cities.

Exhibits.

      Exhibits included are set forth in the Exhibit Index pursuant to Item 601 of Regulation S-K.


                                    SIGNATURE

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       Globetel Communications Corp.



Dated: January 6, 2006              By: /s/ Timothy M. Huff
                                       ------------------------
                                       Timothy M. Huff,
                                       Chief Executive Officer


                                   EXHIBIT INDEX

Number                    Description
------                    -----------

10.1        Agreement between GlobeTel Wireless Corp. and LLC Internafta

99.1        Press Release issued December 30, 2005